Exhibit 5.1

March 4 , 2020

L3Harris Technologies, Inc.
1025 West NASA Blvd.
Melbourne, Florida 32919

Re:          L3Harris Technologies — Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to L3Harris Technologies, Inc., a Delaware corporation formerly known as Harris Corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-4 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the Company’s proposed issuance and offer to exchange (the “Exchange Offers”) of (i) up to $500,875,000 aggregate principal amount of 4.950% Senior Notes due 2021 of the Company (the “Exchange 4.950% 2021 Notes”) for an equal principal amount of 4.950% Senior Notes due 2021 of the Company outstanding on the date hereof (the “Original 4.950% 2021 Notes”), (ii) up to $740,871,000 aggregate principal amount of 3.850% Senior Notes due 2023 of the Company (the “Exchange 3.850% 2023 Notes”) for an equal principal amount of 3.850% Senior Notes due 2023 of the Company outstanding on the date hereof (the “Original 3.850% 2023 Notes”), (iii) up to $326,529,000 aggregate principal amount of 3.950% Senior Notes due 2024 of the Company (the “Exchange 3.950% 2024 Notes”) for an equal principal amount of 3.950% Senior Notes due 2024 of the Company outstanding on the date hereof (the “Original 3.950% 2024 Notes”), (iv) up to $534,777,000 aggregate principal amount of 3.850% Senior Notes due 2026 of the Company (the “Exchange 3.850% 2026 Notes”) for an equal principal amount of 3.850% Senior Notes due 2026 of the Company outstanding on the date hereof (the “Original 3.850% 2026 Notes”), and (v) $917,994,000 aggregate principal amount of 4.400% Senior Notes due 2028 of the Company (the “Exchange 4.400% 2028 Notes”) for an equal principal amount of 4.400% Senior Notes due 2028 of the Company outstanding on the date hereof (the “Original 4.400% 2028 Notes”). We refer to the Exchange 4.950% 2021 Notes, the Exchange 3.850% 2023 Notes, the Exchange 3.950% 2024 Notes, the Exchange 3.850% 2026 Notes, and the Exchange 4.400% 2028 Notes collectively as the “Exchange Notes.” We refer to the Original 4.950% 2021 Notes, the Original 3.850% 2023 Notes, the Original 3.950% 2024 Notes, the Original 3.850% 2026 Notes, and the Original 4.400% 2028 Notes collectively as the “Original Notes.”

L3Harris Technologies, Inc.
March 4 , 2020

The Exchange Notes are to be issued under that certain Indenture, dated as of September 3, 2003 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, as trustee.

In connection with the foregoing, we have examined certain records of the Company, certificates of public officials and representatives of the Company, and such other documents as we have deemed relevant for the purposes of the opinions set forth herein.

With respect to various factual matters material to the opinions expressed below, we have relied upon certificates and information furnished by public officials and representatives of the Company.

We have assumed without inquiry or investigation: (i) the legal capacity of each natural person executing the agreements described herein; (ii) the full power and authority of each entity other that the Company to execute, deliver and perform such agreements and each document executed and delivered or to be executed and delivered in connection therewith; (iii) the due authorization, execution and delivery by each entity other than the Company of each such agreement and each document executed and delivered or to be executed and delivered by such entity; (iv) that there has been no undisclosed modification of any provision of any document reviewed by us in connection with the rendering of this opinion letter nor any undisclosed prior waiver of any right or remedy contained in any of the documents; (v) the genuineness of each signature; (vi) the completeness of each document submitted to us; (vii) the authenticity of each document reviewed by us as an original; (viii) the conformity to the original of each document reviewed by us as a copy and the authenticity of the original of each document received by us as a copy; and (ix) that each certificate or copy of a public record furnished by public officials is accurate, complete and authentic.

In addition, we have assumed that the terms of the Exchange Notes will have been established so as not to violate, conflict with or constitute a default under any (i) agreement or instrument to which the Company is a party or to which its property is subject, (ii) law, rule or regulation to which the Company or any of its property is subject, (iii) judicial or administrative order or decree of any governmental authority or (iv) consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority.

Based upon the foregoing and subject to the assumptions, limitations, qualifications and exceptions set forth herein, and assuming that (i) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable laws, (ii) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Exchange Notes are offered or issued as contemplated by the Registration Statement and (iii) all Exchange Notes will be issued and sold in compliance with all applicable Federal and state securities laws and in the manner stated in the Registration Statement and the prospectus related thereto, we are of the opinion that the Exchange Notes have been duly authorized by the Company and when the Exchange Notes have been duly executed, authenticated and issued in accordance with the Indenture and issued and delivered in exchange for the Original Notes in accordance with the terms of the Exchange Offers, such Exchange Notes will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

L3Harris Technologies, Inc.
March 4 , 2020

Our opinions are limited to matters governed by the Federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. This opinion letter is rendered as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein. Our opinions are limited to the matters stated herein, and no opinion is to be implied or inferred beyond the matters stated herein.  This opinion letter is furnished to you in connection with the filing of the Registration Statement and in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

We hereby consent to the filing of this opinion letter as an exhibit to the above-referenced Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act or that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Holland & Knight LLP HOLLAND & KNIGHT LLP